UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☑ Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
EMAK WORLDWIDE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On March 7, 2006, representatives of EMAK Worldwide, Inc. will commence a series of meetings with various shareholders in connection with a Form 13D amendment filed by Donald A. Kurz and his group on January 31, 2006. During these meetings, a written presentation will be referred to by the company’s representatives. A copy of this presentation is filed herewith as Exhibit 1.
IMPORTANT INFORMATION
EMAK Worldwide, Inc. and its directors, including Barrie P. Berg, Howard D. Bland, Jeffrey S. Deutschman, James L. Holbrook, Jr., Daniel W. O’Connor, Alfred E. Osborne, Jr., and Stephen P. Robeck, may be deemed to be participants in the solicitation of proxies from stockholders of EMAK in connection with the election of directors at the 2006 annual meeting of stockholders. EMAK stockholders may obtain information regarding the identity of each participant and a description of each participant’s direct or indirect interest in the solicitation from the proxy statement of EMAK that will be mailed to each stockholder of record on the record date prior to the 2006 annual meeting of stockholders.
EMAK stockholders are strongly advised to read the proxy statement when it is available because it contains important information. EMAK stockholders may obtain a copy of the proxy statement and a white proxy card, and all other relevant documents, for free at the SEC’s website at http://www.sec.gov or by contacting EMAK’s proxy solicitors, Mackenzie Partners, Inc., at 1-800-322-2885 or (212) 929-5500 (collect) or by email at proxy@mackenziepartners.com.
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